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                                    Exhibit 2


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Durban Roodepoort Deep, Limited
(Incorporated in the Republic of South Africa)
(Registration number 1895/000926/06)
(Share code: DUR)
(ISIN: ZAE 000015079)
(ARBN number: 086 277 616)
(NASDAQ Trading Symbol: DROOY)
("DRD")

APPOINTMENT OF COMPANY SECRETARY

DRD announces that Miss Andrea Townsend has been appointed Company Secretary with effect from Wednesday, 1 October 2003.


Johannesburg
30 September 2003

Sponsor
Standard Corporate & Merchant Bank
(A division of The Standard Bank of South Africa Limited)
(Registration number 1962/000738/06)